THE ALLIANCEBERNSTEIN PORTFOLIOS

                                 AMENDMENT NO. 4

                       AGREEMENT AND DECLARATION OF TRUST


     The undersigned, being at least a majority of the duly elected and qualified Trustees of The AllianceBernstein Portfolios, a Massachusetts business trust, created and existing under an Agreement and Declaration of Trust dated March 26, 1987, as amended (the "Agreement"), a copy of which is on file in the Office of the Secretary of State of The Commonwealth of Massachusetts, do hereby amend Article III, Section 1 of the Agreement by adding the following after the last sentence of Section 1:

     "Without limiting the authority of the Trustees set forth in this Section 1, each of the following Series and classes shall be, and is hereby, established and designated: AllianceBernstein Growth Fund, AllianceBernstein Wealth Appreciation Strategy, AllianceBernstein Balanced Wealth Strategy, AllianceBernstein Conservative Wealth Strategy, AllianceBernstein Tax-Managed Wealth Appreciation Strategy, AllianceBernstein Tax-Managed Balanced Wealth Strategy, and AllianceBernstein Tax-Managed Conservative Wealth Strategy, which each such Series may issue from time to time, shall be, and are hereby, established and designated, such classes shall have the respective rights and preferences as may be determined from time to time by the Trustees."

     The foregoing amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument, and shall become effective as of the time it is filed with the Secretary of State of The Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the undersigned have signed this amendment as of the date set forth below.


/s/ John H. Dobkin                                        Date: 12/16/09
-----------------------------
John H. Dobkin


/s/ Michael J. Downey                                     Date: 12/16/09
-----------------------------
Michael J. Downey



/s/ William H. Foulk, Jr.                                 Date: 12/16/09
-----------------------------
William H. Foulk, Jr.


/s/ D. James Guzy                                         Date:
-----------------------------
D. James Guzy


/s/ Nancy P. Jacklin                                      Date: 12/16/09
-----------------------------
Nancy P. Jacklin


/s/ Garry L. Moody                                        Date: 12/16/09
-----------------------------
Garry L. Moody



/s/ Marshall C. Turner, Jr.                               Date: 12/16/09
-----------------------------
Marshall C. Turner, Jr.



/s/ Earl D. Weiner                                        Date: 12/16/09
-----------------------------
Earl D. Weiner



SK 00250 0157 1052175